June 26, 2004



Wellstone Fiters, Inc.
121 Farrington Avenue
Tarrytown, New York 10591

         Re:   Registration Statement on Form S-8 (the "Registration Statement")

Ladies and Gentlemen:

         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 5,000,000 shares of common stock, $.001 par value per share ("Shares"), issuable pursuant to the Corporation's Advisor Compensation Plan embodied in certain consulting agreements (the "Plan").

         In giving this opinion, we have reviewed and examined:

         1.       The Certificate of Incorporation of the Corporation;

         2.       The Bylaws of the Corporation;

         3.       Certain resolutions of the Board of Directors of the
                    Corporation;

         4.       The Registration Statement;

         5.       The Plan; and

         6. Such other matters as we have deemed relevant in order to form our opinion.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, and if the options are exercised in accordance with their terms and the terms of the relevant plan, will be legally issued, fully paid and nonassessable.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the reference to our firm name under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND
a professional corporation